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                                                                    Exhibit 21.1
                       Subsidiaries of Weigh-Tronix, LLC


Company                                     Jurisdiction of Organization
-------                                     ----------------------------


Weigh-Tronix, LLC                           Delaware, USA
SWT Finance B.V.                            The Netherlands
SWT Holdings B.V.                           The Netherlands
Weigh-Tronix, Inc.                          Delaware
Mecmesin, Inc.                              California
Salter Weigh-Tronix Ltd                     England and Wales
Salter Housewares Holdings Ltd              England and Wales
Weigh-Tronix Canada, ULC                    Canada
Weigh-Tronix UK Ltd                         England and Wales
Salter Housewares Ltd                       England and Wales
Weigh-Tronix Delaware, Inc.                 Delaware, USA
Berkel USA, Inc.                            Delaware, USA
Berkel, Inc.                                Indiana, USA
Berkel Products Co. Limited                 Canada
Avery Berkel Limited                        England and Wales
Avery Berkel Properties Limited             England and Wales
Avery Berkel Holdings Limited               England and Wales
Berkel (Ireland) Limited                    Ireland
SWT Holdings Pty Ltd                        Australia
Hallamshire Ltd                             England and Wales
Deben Systems Ltd                           England and Wales
GWS Weighting Systems Ltd                   England and Wales
Salter Australia                            Australia
W&T Avery (Malawi) Limited                  Malawi
GEC Avery Zimbabwe (Pvt) Limited            Zimbabwe
Avery Malaysia Sdn Bhd                      Malaysia
W&T Avery (Namibia) Limited                 Namibia
W&T Avery (Kenya) Limited                   Kenya
PM Services Ltd                             England and Wales
GEC Avery (Private) Limited                 England and Wales
Avery Berkel S.A.                           Spain
South African Scale Co (pty) Limited        South Africa
Avery India Limited                         India
Berkel AB                                   Sweden
Berkel S.A.                                 France
Schember Berkel Ges mbH                     Germany
Berkel Deutschland GmbH                     Germany
Brevetti van Berkel SpA                     Italy
Berkel Services B.V.                        Netherlands
Constructora De Basculas S.A.               Mexico
Berkel Operations GmbH                      Germany
Cantoni S.R.L.                              Italy